Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-58136) and S-8 (No. 333-107954, No. 333-65264, No. 333-65258, No. 333-58189, No. 333-44846, and No. 333-44844) of MicroStrategy Incorporated of our report dated March 15, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 9, 2006